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                                                                   EXHIBIT 23.1
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of The Rouse Company:

  The audits referred to in our report dated February 22, 1996, included the related financial statement schedules as of December 31, 1995, and for each of the years in the three-year period ended December 31, 1995, included in the Registration Statement on Form S-4 of The Rouse Company ("Rouse"). These financial statement schedules are the responsibility of Rouse's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

  We consent to the use of our reports included in this Registration Statement and to the reference to our firm under the headings "Selected Financial Data of Rouse" and "Experts" in the Information Statement/Prospectus.


                                                /s/KPMG Peat Marwick LLP
                                          _____________________________________
                                                  KPMG PEAT MARWICK LLP

Baltimore, Maryland

April 22, 1996